UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2022

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Special RSU Grant

On April 20, 2022, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Premier, Inc. (the “Company”), approved a one-time grant of time-based restricted stock units under the Company’s Amended and Restated 2013 Equity Incentive Plan to David L. Klatsky, the Company’s General Counsel (the “Special RSU Award”). The Committee considered the highly competitive nature of the market for executive talent and the perceived impact that the loss of Mr. Klatsky would have on the Company’s ability to implement its operational and strategic goals, and discussed these matters with the Company’s Chief Executive Officer and the Committee’s independent compensation consultant. The Committee decided that it would be in the best interest of the Company and its stockholders to grant the Special RSU Award to promote retention and recognize and incentivize Mr. Klatsky’s continued performance and value to the Company. With the assistance of its independent compensation consultant, the Committee considered the regular annual equity-based grants received by Mr. Klatsky, market information, share usage and dilution, among other factors, in determining the type and value of special award to grant to Mr. Klatsky to accomplish the objectives above.

The Special RSU Award consists of restricted stock units (“RSUs”) having a grant date value of $535,343. Each RSU represents the right to receive one share of the Company’s Class A common stock upon vesting. The Special RSU Award will be granted on May 5, 2022 and will vest in full on May 5, 2025, subject to Mr. Klatsky’s continued service to the Company through the vesting date. Unlike the Company’s standard RSU awards, the Special RSU Award will not vest in whole or in part upon an approved retirement by Mr. Klatsky. The foregoing description of the Special RSU Award is qualified in its entirety by reference to the Form of Special Restricted Stock Unit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Klatsky will also receive compensation under the Company’s standard compensation programs as part of the Company’s annual compensation cycle. Additional information regarding the Company’s compensation programs that apply to Mr. Klatsky is set forth in the Company’s proxy statement on Schedule 14A for its 2021 annual meeting of stockholders filed with the Securities and Exchange Commission on October 20, 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Special Restricted Stock Unit Agreement under the Amended and Restated Premier, Inc. 2013 Equity Incentive Plan

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Michael J. Alkire
Name: Michael J. Alkire
Title: President and Chief Executive Officer

Date: April 26, 2022